Exhibit 5.1

Monahan & Biagi, PLLC
701 5th Avenue, Suite 2800
Seattle, WA 98104-7023
(206) 587-5700, (206) 587-5710 (fax)

August 12, 2011

WestMountain Index Advisor, Inc.
120 Lake Street, Suite 401
Sandpoint, ID 83864

RE:           Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Visualant, Inc. (the “Company”) in connection with the Registration Statement on Form S-1, being filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 12, 2011 (as it may be amended, the “Registration Statement”), covering: (i) 300,000 shares of common stock to be issued by the Company upon the exercise of a Warrant granted to Sterling Group dated April 1, 2011; (ii) 3,361,095 shares of common stock to be issued by the Company upon the exercise of Warrants dated April 18. 2011, and (iii) 59,000 shares of common stock to be issued by the Company upon the exercise of a Warrant granted to WestMountain Asset Management, Inc. dated February 18, 2011; and the resale by the selling security holders named in the Registration Statement of  up to 2,966,000 shares of the Company’s common stock, $.001 par value per share, including: (i) 866,000 shares of common stock  issued to WestMountain Asset Management, Inc. under the exercise of a Warrant dated February 18, 2011; (ii) 700,000 shares of common stock issued to BOCO Investments LLC related to a February 28, 2011 re-issuance of WMTN common stock, 2011; (iii) 300,000 shares of common stock issued to Capital Peak Partners LLC under the exercise of a Warrant dated February 18, 2011; (iv) 1,000,000 shares of common stock issued to BOCO Investments LLC related to the conversion of Terra Mining Corp Demand Promissory Notes on February 18, 2011; and (v) 100,000 shares of common stock issued to BOCO Investments LLC related to the a Subscription Agreement dated February 18, 2011. (collectively, the “Shares”), which are being registered in connection with the proposed sale of the Shares by the Company and the selling stockholders listed above.

In connection with this opinion, we have assumed that the Shares that have been issued, together with the remaining Shares that are issuable upon exercise of the warrants, were issued or will be issued in the manner described in the Registration Statement and the prospectus relating thereto.

In connection with this opinion we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and issuance of the Shares, the Company’s Articles of Incorporation filed in Form SB-2 Registration Statement with the SEC on January 2, 2008 as amended by the Amendment filed with form 8-K with the SEC on  October 12, 2010 and the Company’s Bylaws filed in  Form SB-2 Registration Statement with the SEC on January 2, 2008, and such other documents and matters as we have deemed necessary as a basis for this opinion.

701 Fifth Avenue, Suite 2800   Seattle, Washington 98104
Telephone: (206) 587-5700    Facsimile: (206) 587-5710
Email: JBiagi@MonahanBiagi.com

Based upon the foregoing, we are of the opinion that:

(a) The 866,000 shares of common stock issued to WestMountain Asset Management, Inc. were duly authorized, validly issued, fully paid and nonassessable;

(b) The 1,800,000 shares of common stock issued to BOCO Investments LLC were duly authorized, validly issued, fully paid and nonassessable;

(c) The 300,000 shares of common stock issued to Capital Peak Partners LLC were duly authorized, validly issued, fully paid and nonassessable; and

(d)  The remaining 3,720,095 Shares that may be issued in the future, when issued in accordance with the terms and conditions of (i) that certain warrant granted to Sterling Group dated April 1, 2011 (with respect to 300,000 Shares); (ii) the warrants granted on April 18, 2011 (with respect to 3,361,095 Shares), and (iii) that certain warrant granted to WestMountain Asset Management, Inc. dated February 18, 2011 (with respect to 59,000 Shares), will be legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement filed with the Commission in connection with the registration of the Shares and to the reference to our firm in the Registration Statement.  This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
Monahan & Biagi, PLLC

/s/ James F. Biagi, Jr.
James F. Biagi, Jr.